THIS AGREEMENT made and entered into this 15th day of February, 2006 by and between Harold Sciotto, an individual (the “Owner”); Elliott Winfield, an individual (the “Recipient”); and William F. Doran, Esq., whose address is 1717 E. Bell Road, Suite 1, Phoenix, Arizona 85022 (the “Escrow Agent”).

WI T N E S S E T H:

WHEREAS, the Owner desires to transfer an aggregate of 453,333 shares of Alchemy Enterprises, Ltd. (“AHMY” or the “Company”), par value $0.001 per share (“Escrow Stock”) to Recipient;

WHEREAS, the Owner and Recipient wish to make provision to impound the aggregate of the shares, during the period set forth herein, and otherwise the escrowed shares of common stock are to be returned by the Escrow Agent in accordance with the terms and conditions set forth herein;

WHEREAS, the Company desires to establish an escrow account in which the Escrow Stock will be deposited pending completion of the escrow period (“Escrow Account”).  William F. Doran, Esq., Ltd. Trust Account agrees to serve as Escrow Agent in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and mutual promises and covenants contained herein, it has been and IT IS HEREBY AGREED as follows:

1.             Establishment of Escrow Account. As at the effective date of this Escrow Agreement (the “Escrow Agreement”), the parties to this Escrow Agreement shall establish an escrow account with the Escrow Agent, which escrow account and shall be located at the offices of the Escrow Agent.

2.             Deposits into the Escrow Account.  The Escrow Stock shall be delivered in timely manner at the offices of the Escrow Agent.  The Escrow Account shall be created and maintained subject to the customary rules and regulations of the Escrow Agent pertaining to such accounts.

3.             Rights of the Escrow Account.  During the Escrow Period (as herein after defined), the parties involved herewith are aware and understand that the Escrow Stock deposited in the Escrow Account shall not become the property of the Recipient, or be subject to the debts of the Recipient or any other individual or entity until and unless the terms of the Agreement are met, accordingly. Title to the Escrow Stock will remain in and continue to be vested in the Owner and the Owner shall retain voting rights on all Escrow Stock remaining in the Escrow Account. The Owner will not sell, offer to sell or otherwise transfer the Escrow Stock, any portion thereof, or any interest therein, without the prior written consent of Recipient. The Owner shall keep the Escrow Stock free from any future lien, security interest or encumbrance, unless Recipient shall consent otherwise in writing. Except as expressly provided herein with respect to the distribution by the Escrow Agent to the Recipient or the Owner, the Escrow Agent shall make or permit no disbursements from the Escrow Account.

4.             The Escrow Period.  The Escrow Period shall begin with the effective date of this Escrow Agreement (the “Effective Date”) and shall terminate on the first to occur of the following dates:

a.	Default of the Agreement;

b.	All Escrow Stock has been disbursed from the Escrow Account to Recipient in accordance with the milestones set forth in paragraphs 5a and 5b (below);

c.

The filing by or against the Company of any petition under any bankruptcy, reorganization, insolvency, or other law providing for the relief of debtors or the making of any assignment for the benefit of creditors; or

d.	A period of three (3) years has elapsed, in which event, any shares of Escrow Stock remaining in the Escrow Account shall be returned to Owner.

5.             Disbursements from the Escrow Account.  The Escrow Stock will be issued from the Escrow Account to Recipient upon delivery from Universal Power Vehicles Corporation, Howard Foote and Elliott Winfield (collectively “UPV”) to Alchemy Enterprises, Ltd. of an electric power cell system that is determined to be commercially and technologically viable for mass production as proven through a bench demonstration of the electric power cell with an output of 50-78kw. Upon such event, the Escrow Agent shall issue to Recipient an aggregate of 453,333 shares of Escrow Stock from the Escrow Account.

Furthermore, upon obtaining the occurrence of any of the events set forth in paragraphs 4a, 4b, 4c or 4d above, this escrow will terminate and the Escrow Stock on deposit shall be delivered to the proper parties.

If, at any time, AHMY reasonably determines, in its sole discretion, that the electric power cell system is not commercially or technically viable, sound or applicable, Owner may terminate this Escrow Agreement, whereupon Recipient will immediately return any Escrow Stock disbursed from the Escrow Account and that portion of Escrow Stock remaining in the Escrow Account will be released to Owner, and upon such termination, the rights, all patents, and the ownership of the technologies will revert to and be 100% owned by Howard Foote.

At such time as the Escrow Agent shall have distributed the Escrow Stock as provided for in this paragraph and the Agreement, the Escrow Agent shall be completely discharged and released of any and all further liabilities and responsibilities hereunder.

6.             Discretion of Escrow Agent.  The Escrow Agent, in its actions pursuant to this Agreement, shall be fully protected in every reasonable exercise of its discretion and shall have no obligations hereunder either to AHMY, UPV, Howard Foote, Elliott Winfield or to any other party, except as expressly set forth herein.

It is understood and agreed that the duties of the Escrow Agent are entirely ministerial, being limited to receiving the Escrow Stock from the Owner and holding and disbursing such Escrow Stock in accordance with the terms of the Agreement.

7.             Escrow Fees.  A fee in the amount of one thousand dollars ($1,000.00) shall be paid to the Escrow Agent upon execution of this Escrow Agreement.

The fee agreed upon for services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; however, in the event the conditions of this Escrow Agreement are not fulfilled, or the Escrow Agent performs any service not explicitly contemplated by this Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification thereof, or if any material controversy arises hereunder, or the Escrow Agent is made party to or justifiably intervenes in any litigation pertaining to this Escrow Agreement, or the subject matter hereof, the Escrow Agent shall be fully reimbursed for all such extraordinary expenses, including reasonable attorney's fees, courier or delivery expenses and all other extraordinary expenses shall be paid by the Recipient.

8.             Limitation of Liability of Escrow Agent.  In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for willful default or negligence, and it shall, accordingly, not incur any such liability with respect to:  (i) any action taken or omitted in good faith upon advice of AHMY, UPV, the Recipient of the Owner given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Escrow Agreement; or (ii) any action taken or omitted in reliance upon any instrument, including the written advice provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Escrow Agreement.

9.             Indemnity of Escrow Agent.  The Recipient and the Owner hereby agree to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including any litigation arising from this Escrow Agreement or involving the subject matter hereof.

10.           Disputes.  In the event that a dispute arises as to the terms of this Escrow Agreement, the Escrow Agent shall be entitled to deposit, in the nature of any interpleader action, any documents or proceeds then held by such Escrow Agent with any court of competent jurisdiction within the State of Nevada.

11.           Entire Escrow Agreement.  This is the entire Escrow Agreement of the parties.  Any other agreements of any nature whether oral or written not contained herein are expressly made null and void.

12.           Governing Law.  This Escrow Agreement shall be governed by the laws of the State of Arizona.

IN WITNESS WHEREOF, the Recipient, the Owner and the Escrow Agent have executed this Escrow Agreement on the day and year first above-written.

WILLIAM F. DORAN, ESQ., LTD. (the “Escrow Agent”)

By:	/s/ William F. Doran, Esq.
William F. Doran, Esq.

ELLIOTT WINFIELD (the “Recipient”)

By:	/s/ Elliott Winfield
Elliott Winfield

HAROLD SCIOTTO (the “Owner”)

By:	/s/ Harold Sciotto
Harold Sciotto

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